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                                                                     Exhibit 4.1
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NUMBER  AR  COMMON STOCK  COMMON STOCK  SHARES  INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE  SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 007768 10 4 AEROFLEX INCORPORATED THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF TEN CENTS ($.10) PER SHARE OF THE COMMON STOCK OF

Aeroflex Incorporated transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the By-Laws of said Corporation and any amendments thereto, to all of which the holder of this certificate by acceptance hereof, assents.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
In Witness Whereof, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.
Dated:   PRESIDENT   SECRETARY   COUNTERSIGNED AND REGISTERED:   AMERICAN STOCK
TRANSFER & TRUST COMPANY  (NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR  BY  AUTHORIZED SIGNATURE

[FACSIMILE SEAL]   [FACSIMILE SIGNATURE]   [FACSIMILE SIGNATURE]
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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COMN-as tenants in common TEN ENTN-as tenants by the entireties JT TENN-as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT-Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Aeroflex Incorporated and American Stock Transfer & Trust Company dated as of August 19, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Aeroflex Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Aeroflex Incorporated will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge within five days after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights, which are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights, may become null and void.